Exhibit 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, (Nos. 333-141487, 333-149996 and 333-157959) of our report dated March 31, 2010 relating to the financial statements which appears in Glu Mobile Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 31, 2010